Exhibit 99.1

CallidusCloud Reports Q4 2016 Total Revenue of $56.1 Million and $206.7 Million in 2016

-	Q4 SaaS Revenue Increases 29% to $42.1 Million
-	Cash from Operations of $9.0 Million, up 52% Year over Year
-	2016 Saas Revenue of $151.5 Million, up 31% Year over Year
-	SaaS Deferred Revenue of $99.1 Million, up 39% Year over Year

DUBLIN, CA., February 7, 2017— Callidus Software Inc. (NASDAQ: CALD), a global leader in cloud-based sales, marketing, learning and customer experience solutions, today announced financial results for the year ended December 31, 2016.

“Q4 was a super finish to 2016, with another year of over 30% SaaS revenue growth. We surpassed our previous bookings record in the quarter, signing some major enterprise customers and set a new record for new business signings. I believe we are well positioned for 2017 with strong demand, a larger than ever sales force and the best product portfolio to help customers sell more, faster,” said Leslie Stretch, president and CEO, CallidusCloud.

Financial Highlights for the Fourth Quarter 2016

SaaS revenue was $42.1 million, an increase of 29% over the same quarter in the prior year, while maintenance revenue was $2.1 million, resulting in total recurring revenue of $44.2 million. SaaS revenue growth continues to benefit from success in our Lead to Money suite. Professional services revenue was $11.8 million. Total reported revenue was $56.1 million for the fourth quarter, an increase of 20%. SaaS billings growth rate was 55% and normalized billings growth was 48% over last year. Cash and short-term investments were $187.3 million. Cash flow from operations for the quarter was $9.0 million, compared to cash flow from operations of $5.9 million in the same quarter of the prior year.

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GAAP Performance

•	Recurring revenue gross margin was 74%, compared to 75% for the same quarter in the prior year.

•	Overall gross margin was 62%, compared to 63% for the same quarter in the prior year.

•	Operating loss was $4.2 million compared to $1.8 million for the same quarter in the prior year.

•	Net loss was $4.8 million, or ($0.08) on a per share basis, compared to net loss of $2.1 million, or ($0.04) on a per share basis for the same quarter in the prior year.

Non-GAAP Performance

 The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.

•	Recurring revenue gross margin was 77%, compared to 78% in the prior year.

•	Overall gross margin was 66%, consistent with the corresponding period in the prior year.

•	Operating income was $5.8 million, compared to $4.7 million for the same quarter in the prior year.

•	Net income was $5.4 million, or $0.08 per fully diluted share, compared to $4.4 million, or $0.08 per fully diluted share, for the same quarter in the prior year.

Financial Highlights for the Full Year 2016

SaaS revenue was $151.5 million, an increase of 31% over the prior year, while maintenance revenue was $11.1 million, resulting in total recurring revenue of $162.6 million. Professional services revenue was $43.8 million. Total reported revenue was $206.7 million for the year, an increase of 19%. SaaS billings growth rate was 41% and normalized billings growth was 36% over last year. Cash flow from operations for the full year was $29.8 million, reflecting a 13% increase over last year.

GAAP Performance

•	Recurring revenue gross margin was 74%, consistent with the prior year.

•	Overall gross margin was 62%, consistent with the prior year.

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•	Operating loss was $17.4 million compared to $11.7 million in the prior year.

•	Net loss was $19.0 million, or ($0.32) on a per share basis, compared to net loss of $13.1 million, or ($0.24) on a per share basis in the prior year.

Non-GAAP Performance

The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.

•	Recurring revenue gross margin was 77%, consistent with the same period in the prior year.

•	Overall gross margin was 66%, compared to 65% in the prior year.

•	Operating income was $18.1 million, compared to $12.7 million in the prior year.

•	Net income was $16.9 million, or $0.28 per fully diluted share, compared to $11.2 million, or $0.20 per fully diluted share in the prior year.

Business Highlights for the Fourth Quarter 2016

•	CallidusCloud and SAP formed a strategic OEM partnership in Q4 2016 whereby CallidusCloud Commissions, Configure Price Quote and Contract Lifecycle Management will be integrated with SAP’s applications. The two companies will be jointly going to market taking these market-leading solutions to both customer bases.

•	CallidusCloud acquired Datahug, a SaaS predictive forecasting and analytics company headquartered in Dublin, Ireland. The solution enables companies to improve their sales forecast and better manage their deal pipeline.

•	CallidusCloud was a Titanium sponsor at Salesforce’s Dreamforce conference in San Francisco. At the event, which attracted over 150,000 people, CallidusCloud unveiled a preview of its Lightning Commissions application, which brings the power of the market leading incentive compensation solution to the native UI of Salesforce.

•	Workday completed the certification of CallidusCloud’s Commissions solution for its customer base. Commissions is the first and only incentive compensation solution in Workday’s partner ecosystem with a number of joint customers already live and enjoying significant benefits.

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•	CallidusCloud’s Litmos was honored with a gold award for Best Advance in Mobile Learning Technology in the 2016 Brandon Hall Group Excellence in Technology Awards and was named “Best Cloud LMS” in Elearning Magazine’s awards.

Financial Outlook for 2017 – First Quarter and Full Year

Starting in 2017, CallidusCloud will conform to the SEC’s Compliance and Disclosure Interpretations (CD&I) on the use of non-GAAP financial measures, that was updated in May 2016. CallidusCloud has decided to revise its presentation of non-GAAP financial results and will no longer provide non-GAAP net income per fully diluted share. This revision is effective for 2017, and does not change the non-GAAP financial measures for 2016. This does not impact CallidusCloud’s non-GAAP operating income, which is expected to increase in 2017.

For the first quarter of 2017, CallidusCloud expects SaaS revenue to be between $44.2 million and $45.2 million. Maintenance revenue is expected to be between $1.0 million and $1.2 million. Total revenue is expected to be between $56.4 million and $57.4 million. GAAP operating loss is expected to be between $6.3 million and $6.8 million, with GAAP pre-tax loss between $6.5 million and $7.0 million. Non-GAAP operating income is expected to be between $3.5 million and $4.5 million, with non-GAAP pre-tax income between $3.3 million and $4.3 million.

For the full year of 2017, CallidusCloud expects SaaS revenue to be between $190.0 million and $197.0 million. Maintenance revenue is expected to be between $3.0 million and $4.0 million. CallidusCloud is increasing its previous total revenue guidance to be between $240.5 million and $246.5 million. GAAP operating loss is expected to be between $21.5 million and $23.0 million, with GAAP pre-tax loss between $22.0 million and $24.0 million. Non-GAAP operating income is expected to be between $21.0 million and $23.5 million, with non-GAAP pre-tax income between $20.5 million and $22.5 million.

Conference Call

In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Standard Time (PST) today to discuss the fourth quarter and outlook for the first quarter 2017 and the full year 2017. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud’s website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations

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Dial-in: 866-324-2828 (International callers: 678-509-7525)
Passcode: 48602500
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud

Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud®, is the global leader in cloud-based sales, marketing, learning and customer experience solutions. CallidusCloud enables organizations to accelerate and maximize their Lead to Money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Over 5,200 leading organizations, across all industries, rely on CallidusCloud to optimize the Lead to Money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per fully diluted share. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating CallidusCloud’s operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud’s industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Our non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: We have excluded the effect of stock-based compensation expense from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per fully diluted share. We believe the exclusion of stock-based compensation expense provides a useful comparison of our operating results to our peers.

Restructuring and other expense: We have excluded the effect of restructuring and other expense from our non-GAAP operating expenses, operating income, net income and net income per fully diluted share. Restructuring and other expense consists of employee severance, facility exit costs, impairment of intangible assets and incremental depreciation expense as a result of the change in the estimated useful life of assets abandoned. We feel it is useful to investors to understand the effects of these items on our financial results.

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Patent litigation and settlement costs and patent litigation estimates: We have excluded the effect of patent infringement and litigation defense costs, settlement costs and patent litigation estimates from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per fully diluted share. We believe patent litigation and settlement costs and patent litigation estimates are not indicative of our ongoing business operations, and are inconsistent in amount and frequency; as such we exclude these costs during our evaluation of our business performance.

Amortization of acquired intangible assets: We have excluded the effect of amortization and gain on sale of acquired intangibles which include developed technology, customer relationships, trade names, domain names, patents and licenses from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, other income and expense, net income and net income per fully diluted share. Amortization of acquired intangibles are significantly affected by timing, and as such, can be inconsistent in amount and nature.

Acquisition-related Costs: We have excluded the costs related to acquisitions from our non-GAAP operating expenses, operating income, net income and net income per fully diluted share. These costs include legal and transactional costs associated with acquisition activities as well as expense related to earnouts that we would not have otherwise incurred in the periods presented as part of our continuing operations. We believe the exclusion of acquisition-related costs provides a useful comparison of our operating results to our peers.

Taxes: We have excluded the tax expense related to the acquisitions from our non-GAAP operating net income and net income per fully diluted share. These costs include the tax expense relating to the difference between book and tax goodwill that we would not have otherwise incurred in presenting taxes on our normal operating activities.

Cash taxes: Cash taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits and deferred tax liabilities related to acquired intangibles.

Additionally, CallidusCloud believes the following supplemental non-GAAP financial information is useful to investors and others in assessing its operating performance. A calculation of the supplemental non-GAAP financial information is provided in the table titled “Non-GAAP Supplemental Financial Information.”

•	SaaS billings is calculated as SaaS revenue plus the change in SaaS deferred revenue in a period.
•	Normalized SaaS billings is calculated as SaaS revenue plus the change in SaaS deferred revenue, reduced for the remaining deferred revenue acquired during the period, plus or minus the effect of multiple year SaaS billings in that period.

We believe that normalized SaaS billings provide valuable insight into the sales of our solutions and the performance of our business. We do not consider normalized SaaS billings as a substitute for revenue recognition or revenue measurement.

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Note on Forward-Looking Statements

The forward-looking statements included in this press release, including for example discussion of our commercial prospects, partnerships, estimates of future revenues, operating income/loss and expenses, earnings per share, stock-based compensation expenses, amortization of acquired intangible assets, acquisition-related costs, restructuring and other expenses, and patent litigation and settlement costs and estimates reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q which may be obtained by contacting CallidusCloud’s Investor Relations department at 415-445-3232, or from the Investor Relations section of CallidusCloud’s website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

© 2017 Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, Badgeville, BridgeFront, Clicktools, Datahug, iCentera, Lead to Money, LeadFormix, LeadRocket, Learnpass, Litmos, the Litmos logo, Producer Pro, SalesGenius, Surve, Syncfrog, Thunderbridge, and ViewCentral are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact

Carolyn Bass

Market Street Partners

(415) 445-3232

cald@marketstreetpartners.com

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CALLIDUS SOFTWARE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Recurring	$44,225	$36,004	$162,586	$129,911
Services and license	11,857	10,780	44,132	43,176
Total revenue	56,082	46,784	206,718	173,087
Cost of revenue:
Recurring	11,671	9,073	42,719	34,306
Services and license	9,537	8,104	35,358	32,145
Total cost of revenue	21,208	17,177	78,077	66,451
Gross profit	34,874	29,607	128,641	106,636

Operating expenses:
Sales and marketing	21,659	15,408	78,601	58,785
Research and development	8,585	7,202	31,712	26,088
General and administrative	9,350	8,877	35,795	33,290
Income from settlement and patent licensing	(500)	(500)	(500)	(500)
Restructuring and other	-	394	482	628
Total operating expenses	39,094	31,381	146,090	118,291
Operating loss	(4,220)	(1,774)	(17,449)	(11,655)
Interest income and other income (expense), net	(67)	(108)	(122)	(522)
Interest expense	(137)	(31)	(267)	(180)
Loss before provision for income taxes	(4,424)	(1,913)	(17,838)	(12,357)
Provision for income taxes	373	225	1,128	791
Net loss	$(4,797)	$(2,138)	$(18,966)	$(13,148)
Net loss per share:
Basic and diluted	$(0.08)	$(0.04)	$(0.32)	$(0.24)

Weighted average shares used in computing net loss per share:
Basic and diluted	63,663	56,390	58,852	54,719

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CALLIDUS SOFTWARE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)
(unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$148,008	$77,232
Short-term investments	39,266	19,977
Accounts receivable, net	55,464	43,461
Prepaid and other current assets	18,275	11,385
Total current assets	261,013	152,055

Property and equipment, net	35,456	20,540
Goodwill	63,957	50,146
Intangible assets, net	21,659	14,885
Deposits and other assets	4,416	4,016
Total assets	$386,501	$241,642

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,573	$3,636
Accrued payroll and related expenses	17,831	12,510
Accrued expenses	15,126	11,017
Deferred revenue	99,758	74,644
Total current liabilities	136,288	101,807

Deferred revenue, noncurrent	3,209	5,186
Deferred income taxes, noncurrent	1,541	1,477
Other liabilities	8,602	4,371
Total liabilities	149,640	112,841

Stockholders’ equity:
Common stock	64	56
Additional paid-in capital	559,200	428,776
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive loss	(5,141)	(1,735)
Accumulated deficit	(302,832)	(283,866)
Total stockholders’ equity	236,861	128,801
Total liabilities and stockholders’ equity	$386,501	$241,642

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CALLIDUS SOFTWARE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Twelve Months Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(18,966)	$(13,148)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	8,040	6,011
Amortization of intangible assets	6,432	5,687
Provision for doubtful accounts	1,548	1,897
Stock-based compensation	29,123	18,592
Deferred income taxes	210	26
Loss on foreign currency from market-to-market derivative	23	-
Excess tax benefits from stock-based compensation	(59)	(91)
Loss on disposal of property and equipment	23	10
Net amortization on investments	170	133
Changes in operating assets and liabilities:
Accounts receivable	(12,439)	(2,944)
Prepaid and other current assets	(6,118)	(972)
Other noncurrent assets	(426)	(549)
Accounts payable	(1,088)	1,413
Accrued expenses and other liabilities	(1,237)	67
Accrued payroll and related expenses	5,321	3,459
Accrued restructuring and other expenses	252	(131)
Deferred revenue	18,970	7,009
Net cash provided by operating activities	29,779	26,469

Cash flows from investing activities:
Purchases of investments	(37,409)	(24,479)
Proceeds from maturities and sale of investments	17,441	7,119
Purchases of property and equipment	(15,599)	(13,128)
Purchases of intangible assets	(962)	(827)
Acquisitions, net of cash acquired	(22,574)	(4,365)
Net cash used in investing activities	(59,103)	(35,680)

Cash flows from financing activities:
Proceeds from follow-on offering, net of issuance costs	100,345	64,372
Proceeds from issuance of common stock	4,385	4,484
Restricted stock units acquired to settle employee withholding liability	(3,480)	(3,070)
Excess tax benefits from stock-based compensation	59	91
Repayment of Revolver line of credit	-	(10,481)
Payment of consideration related to acquisitions	(510)	(1,802)
Payment of principal under capital leases	-	(1,001)
Net cash provided by financing activities	100,799	52,593
Effect of exchange rates on cash and cash equivalents	(699)	(350)
Net increase in cash and cash equivalents	70,776	43,032
Cash and cash equivalents at beginning of period	77,232	34,200
Cash and cash equivalents at end of period	$148,008	$77,232

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CALLIDUS SOFTWARE INC.

GAAP TO NON-GAAP ADJUSTMENT SUMMARY

(In thousands)

(unaudited)

GAAP to Non-GAAP adjustments include stock-based compensation, amortization of acquired intangible assets, patent litigation and settlement costs and estimates, acquisition-related costs, tax impact from acquisitions and restructuring and other expenses as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Cost of revenues:
Recurring	$1,410	$1,165	$5,067	$3,956
Services and license	530	304	2,097	1,191
Operating expenses:
Sales and marketing	3,091	1,892	10,708	6,818
Research and development	1,556	840	5,147	3,031
General and administrative	3,396	1,642	12,010	8,160
Restructuring and other	-	675	482	1,151
Taxes	201	-	343	-
Total	$10,184	$6,518	$35,852	$24,307

CALLIDUS SOFTWARE INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except for percentages)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Non-GAAP gross profit reconciliation:

Gross profit	$34,874	$29,607	$128,641	$106,636

Gross margin	62%	63%	62%	62%
Add back:
Non-cash stock-based compensation	819	725	3,736	2,386
Non-cash amortization of acquired intangible assets	1,121	746	3,428	2,760
Non-GAAP gross profit	$36,814	$31,078	$135,805	$111,782

Non-GAAP gross margin	66%	66%	66%	65%

Non-GAAP recurring revenue gross profit reconciliation:

Recurring revenue gross profit	$32,554	$26,931	$119,868	$95,605

Recurring revenue gross margin	74%	75%	74%	74%
Add back:
Non-cash stock-based compensation	289	431	1,639	1,237
Non-cash amortization of acquired intangible assets	1,121	735	3,428	2,719
Non-GAAP recurring revenue gross profit	$33,964	$28,097	$124,935	$99,561

Non-GAAP recurring revenue gross margin	77%	78%	77%	77%

Non-GAAP operating expense reconciliation:

Operating expenses	$39,094	$31,382	$146,090	$118,292
Operating expenses, as a % of total revenues	70%	67%	71%	68%
Subtract:
Non-cash stock-based compensation	(7,394)	(3,943)	(25,387)	(16,205)
Non-cash amortization of acquired intangible assets	(490)	(401)	(1,797)	(1,678)
Patent litigation and settlement costs	(29)	(29)	(115)	(123)
Acquisition-related costs	(130)	(279)	(565)	(523)
Restructuring and other	-	(394)	(482)	(628)
Non-GAAP operating expenses	$31,051	$26,336	$117,744	$99,135
Non-GAAP operating expenses, as a % of total revenues	55%	56%	57%	57%

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CALLIDUS SOFTWARE INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except for percentages and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Non-GAAP operating income (loss) reconciliation:

Operating loss	$(4,220)	$(1,774)	$(17,449)	$(11,655)
Operating loss, as a % of total revenues	(8)%	(4)%	(8)%	(7)%
Add back:
Non-cash stock-based compensation	8,214	4,668	29,123	18,592
Non-cash amortization of acquired intangible assets	1,610	1,147	5,225	4,440
Patent litigation and settlement costs	29	29	115	123
Acquisition-related costs	130	279	565	523
Restructuring and other	-	394	482	628
Non-GAAP operating income	$5,762	$4,743	$18,061	$12,651
Non-GAAP operating income, as a % of total revenues	10%	10%	9%	7%

Non-GAAP net income (loss) reconciliation:

Net loss	$(4,797)	$(2,138)	$(18,966)	$(13,148)
Net loss, as a % of total revenues	(9)%	(5)%	(9)%	(8)%
Add back:
Non-cash stock-based compensation	8,213	4,668	29,123	18,592
Non-cash amortization of acquired
Non-cash amortization of acquired intangible assets	1,610	1,147	5,225	4,440
Patent litigation and settlement costs	29	29	115	123
Acquisition-related costs	130	279	565	523
Restructuring and other	-	394	482	628
Taxes	201	-	343	-
Non-GAAP net income	$5,386	$4,379	$16,887	$11,158
Non-GAAP net income, as a % of total revenues	10%	9%	8%	6%

Non-GAAP net income (loss) per share reconciliation:

Net loss per basic and diluted share	$(0.08)	$(0.04)	$(0.32)	$(0.24)
Add back:
Non-cash stock-based compensation	0.14	0.08	0.48	0.34
Non-cash amortization of acquired intangible assets	0.02	0.02	0.09	0.08
Patent litigation and settlement costs	-	-	-	-
Acquisition-related costs	-	0.01	0.01	0.01
Restructuring and other	-	0.01	0.01	0.01
Taxes	-	-	-	-
Diluted share impact on GAAP loss	-	-	0.01	-
Non-GAAP net income per diluted share	$0.08	$0.08	$0.28	$0.20

Basic and fully diluted shares reconciliation:

Basic shares	63,663	56,390	58,852	54,719
Add back:
Weighted average effect of dilutive securities	1,974	1,740	2,058	1,650
Diluted shares	65,637	58,130	60,910	56,369

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CALLIDUS SOFTWARE INC.

Non-GAAP Supplemental Financial Information

(In thousands, except for percentages)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
SaaS Billings	2016	2015	2016	2015
SaaS revenue	$42,104	$32,630	$151,524	$115,545

Add back:
Increase in SaaS deferred revenue	11,474	1,950	27,628	11,959
SaaS billings	$53,578	$34,580	$179,152	$127,504

SaaS billings growth rate	55%		41%

Normalized SaaS Billings
SaaS billings	$53,578	$34,580	$179,152	$127,504
Multi-year billings	620	2,076	1,698	4,393
Remaining deferred revenue from 2016 acquisitions	(814)	-	(1,450)	-
Normalized SaaS billings	$54,198	$36,656	$179,400	$131,897

Normalized SaaS billings growth rate	48%		36%

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CALLIDUS SOFTWARE INC.

FINANCIAL OUTLOOK

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the Company assumes no obligation to update.

REVENUE GUIDANCE

(In thousands)

(unaudited)

	Three Months Ended	Twelve Months Ended
	March 31, 2017	December 31, 2017

SaaS revenue	$44,200 - $45,200	$190,000 - $197,000
Maintenance revenue	$1,000 - $1,200	$3,000 - $4,000
Total revenue	$56,400- $57,400	$240,500 - $246,500

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE MEASURES

(In thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2017		December 31, 2017
	From	To	From	To
Non-GAAP operating income reconciliation:

GAAP operating loss	$(6,300)	$(6,800)	$(21,500)	$(23,000)

Add back:
Non-cash stock-based compensation	8,000	8,800	34,500	36,000
Non-cash amortization of acquired intangible assets	1,700	2,100	7,000	8,800
Acquisition, patent litigation, restructuring and other	100	400	1,000	1,700
Non-GAAP operating income	$3,500	$4,500	$21,000	$23,500

	Three Months Ended		Twelve Months Ended
	March 31, 2017		December 31, 2017
	From	To	From	To
Non-GAAP pre-tax income reconciliation:

GAAP (loss) before income taxes	$(6,500)	$(7,000)	$(22,000)	$(24,000)

Add back:
Non-cash stock-based compensation	8,000	8,800	34,500	36,000
Non-cash amortization of acquired intangible assets	1,700	2,100	7,000	8,800
Acquisition, patent litigation, restructuring and other	100	400	1,000	1,700
Non-GAAP pre-tax income	$3,300	$4,300	$20,500	$22,500

Cash taxes	200	300	1,000	1,400
Weighted average basic shares outstanding	64,000	64,500	64,500	65,000
Weighted average diluted shares outstanding	66,000	66,500	66,500	68,000

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